Exhibit 99.1

 PDI Announces Preliminary Guidance for 2004 of $1.15 to $1.25 Consolidated EPS

Upper Saddle River, New Jersey (Wednesday, December 10, 2003). PDI, Inc. (Nasdaq:PDII) announced today preliminary guidance of 2004 consolidated earnings per share (EPS) of $1.15 to $1.25.

The company also announced 2004 guidance for the following items:

      o PDI anticipates consolidated revenue of approximately $350 million. Virtually all of the revenue comes from the Sales and Marketing Services Group (SMSG) with approximately $2.5 million being contributed by the Pharmaceutical Products Group (PPG). In 2004, PDI will be reporting in two segments, the SMSG and the PPG. The service businesses that were in the Medical Device and Diagnostics Group (MD&D) segment in 2003, InServe Clinical Sales Teams and MD&D Contract Sales, will now be reported in the SMSG segment. Minor MD&D product revenue is anticipated going forward.

      o     Consolidated gross profit margin is expected to be approximately
            27%.

      o Consolidated operating expenses are expected to be approximately 18% of revenue.

      o     Operating Income is expected to be approximately 9% of revenues.

      o PDI expects interest income for 2004 to be approximately $1.5 million and the tax rate to be approximately 41%.

      o The estimated EPS of $1.15 to $1.25 is based on approximately 15 million fully diluted shares outstanding.

      o The company also reaffirmed its previous EPS guidance for 2003 of $0.90 to $0.95.

Webcast Conference Call

PDI will conduct a live webcast of its 2004 outlook at 8:00 AM EDT on Thursday, December 11, 2003. The live webcast of the event will be accessible through PDI's website, www.pdi-inc.com and will be archived on the website for future on-demand replay. For those without internet access, the call can be accessed by dialing 1-877-423-4030 within the US and 1-706-634-1929 internationally and asking for the PDI 2004 Outlook Conference Call. The call will be archived for two weeks and can be accessed by calling 1-800-642-1687 or 1-706-645-9291 and entering the conference ID number 4313068.

About PDI

PDI, a premier healthcare sales and marketing company, provides strategic alternatives to the portfolio challenges of biopharmaceutical and medical device and diagnostics manufacturers. Focusing on two core

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businesses, sales and marketing services and product commercialization, PDI leverages its expertise and commercial infrastructure to maximize profitable brand growth. Manufacturers choose the relationship which best meets their strategic and financial objectives, ranging from individual or bundled service agreements to broader commercial partnerships.

For more information, visit the Company's website at www.pdi-inc.com.

Cautionary Statements Regarding Forward Looking Statements

This press release contains forward-looking statements regarding the timing and financial impact of the Company's ability to implement its business plan, expected revenues, finalization of contract negotiations, earnings per share and success during 2003 and 2004. These statements involve a number of risks and uncertainties and are based on assumptions involving judgments with respect to future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond PDI's control. Some of the important factors that could cause actual results to differ materially from those indicated by the forward-looking statements are general economic conditions, changes in our operating expenses, adverse patent rulings, FDA or legal developments, competitive pressures, failure to meet performance benchmarks in significant contracts, changes in customer and market requirements and standards, and the risk factors detailed from time to time in PDI's periodic filings with the Securities and Exchange Commission, including without limitation, PDI's Annual Report on Form 10-K for the year ended December 31, 2002, and PDI's periodic reports on Forms 10-Q and 8-K filed with the Securities and Exchange Commission since January 1, 2003 . The forward looking-statements in this press release are based upon management's reasonable belief as of the date hereof. PDI undertakes no obligation to revise or update publicly any forward-looking statements for any reason.